Exhibit 23.1
CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, references to Cawley, Gillespie & Associates, Inc. as independent petroleum engineers and to the inclusion of information taken from our reserve audit of Mid-Con Energy Partners, LP as of December 31, 2014 in the Mid-Con Energy Partners, LP Annual Report on Form 10-K for the year ended December 31, 2014, (the “10-K”) and all appendixes, exhibits and attachments thereto filed by Mid-Con Energy Partners, LP. We further consent to the inclusion of our reserve audit dated February 10, 2015 as Exhibit 99.1 in the 10-K.

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

February 23, 2015
Fort Worth, Texas